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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           Educational Medical, Inc.
                           ---------------------------
             (Exact Name of registrant as specified in its Charter)


       Delaware                                     65-0038445
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(State of incorporation or organization)    (I.R.S. Employer IdentificationNo.)

                            1327 Northmeadow Parkway
                                   Suite 132
                             Roswell, Georgia 30076
                             ----------------------
                    (Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                     Name of each exchange on which
         to be so registered                     each class is to be registered
         -------------------                     ------------------------------

                  None                                       None


Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock $.01 Par Value
                       -------------------------------
                               (Title of Class)


     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box [ ]


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Item 1. Description of Registrant's Securities to be Registered

     See "Description of Securities" in Registrant's Registration Statement on Form S-1 (File No. 333-33025) filed with the Commission on August 7, 1997, which is hereby incorporated by reference.

Item 2. Exhibits

     1. Specimen of Registrant's Common Stock, par value $.01 (incorporated by reference to Exhibit 4.1, of Amendment No. 3 to Registrant's Registration Statement on Form S-1 (File No. 333-09777) filed with the Commission on October 22, 1996).

     2. Agreement and Plan of Reorganization dated as of March 29, 1997, by and among the Company, Nebraska Acquisition Corp. and Educational Management, Inc. with attached Exhibit A - Plan of Merger (incorporated by reference to Exhibit
10.1 of Registrant's Current Report on Form 8-K filed with the Commission on April 15, 1997).

     3. Escrow Agreement dated as of March 29, 1997 by and among the Company, Nebraska Acquisition Corp. and Richard O. Wikert, the Lila Rhude Trust, the Scott L. Rhude Trust, the A. Lauren Rhude Trust, Roger B. Bojens and Sacks Tierney, P.A. as Escrow Agent (incorporated by reference to Exhibit 10.2 of Registrant's Current Report on Form 8-K filed with the Commission on April 15,
1997).


                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     EDUCATIONAL MEDICAL, INC.
                                     (REGISTRANT)


                                     By: /s/ Vince Pisano
                                     -------------------------------------
                                     Vince Pisano, Vice President Finance
                                     and Chief Financial Officer

Dated: August 18, 1997.

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